Exhibit 8.2
Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
Tel (212) 922 2200
Fax (212) 922 1512
October 24, 2011
Capital Product Partners L.P.
3, Iassonos Street
Piraeus, Athens
18537 Greece
Registration Statement on Form F-3
Dear Sirs:
We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Capital Product Partners L.P. (the “Partnership”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of the sale from time to time of up to $500,000,000 aggregate offering price (or any such further aggregate offering price as may be registered pursuant to Rule 462(b)) of (i) Common Units to be issued by the Partnership (the “Units”) each representing limited partnership interests in the Partnership, (ii) one or more series of preferred units to be issued by the Partnership (the “Preferred Units”), (iii) debt securities (the “Debt Securities”), which may be issued pursuant to a form of indenture, in substantially the form filed as Exhibit 4.3 to the Registration Statement, including debt securities convertible into or exchangeable for common units or other securities of the Partnership, (iv) guarantees (the “Guarantees”) of the Debt Securities by one or more subsidiaries of the Partnership and (v) warrants to purchase Debt Securities or equity securities of the Partnership or securities of third parties or other rights (the “Warrants” and collectively with the Units, Preferred Units, Debt Securities and Guarantees, the “Securities”). The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).
In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus and (ii) certificates of public officials and of representatives of the Partnership and the Partnership’s general partner, Capital GP L.L.C., as we have deemed necessary. In such examination, we have assumed: (a) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (b) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (c) that there have been no undisclosed modifications, either written, verbal or otherwise, of any provision of any document reviewed by us in connection with the rendering of the opinion set forth herein, (d) the completeness of each document submitted to us and (e) the truthfulness of each statement as to all

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factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates. We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, and (ii) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby.
This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.
Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus under the caption “Non-United States Tax Consequences — Marshall Islands Tax Consequences” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson, Farley & Williams (New York) LLP with respect to such matters as of the date of the Prospectus and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Partnership included under such caption, as to which we express no opinion).
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.
Very truly yours,
Watson, Farley & Williams (New York) LLP
/s/ Watson, Farley & Williams (New York) LLP